UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 29, 2004 (Date of earliest event reported)
FlexiInternational Software, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-23453 (Commission File Number)	06-1309427 (IRS Employer Indentification Number)
	2 Enterprise Drive, Shelton, CT (Address of principal executive offices)	06484 (Zip Code)
Registrant's telephone number, including area code: 203-925-3040

Item 7. Financial Statements and Exhibits
(c) Exhibits
99.1       Press Release of FlexiInternational Software, Inc. dated April 29, 2004

Item 12. Results of Operations and Financial Condition

On April 29, 2004, FlexiInternational Software, Inc. (the "Company") issued a press release announcing certain information concerning the Company's results of operations for the quarter ended March 31, 2004. The information regarding the quarter ended March 31, 2004 that is required to be reported pursuant to Item 12 of a Current Report on Form 8‑K is contained in the press release under the caption "Financial Results" and in the Condensed Consolidated Statements of Operations and Consolidated Balance Sheets included in the press release. A copy of the press release is filed as an exhibit hereto.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2004	FLEXIINTERNATIONAL SOFTWARE, INC. By: /s/ Stefan R. Bothe Stefan R. Bothe Chairman of the Board, Chief Executive Officer and President